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                                                                     Exhibit 4.6


                       INVERNESS MEDICAL INNOVATIONS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               FOR E. JOSEPH EDELL



  Name of Optionee:                           E. Joseph Edell
  Number of Option Shares:                    50,000
  Option Exercise Price Per Share:            $6.10
  Grant Date:                                 March 19, 2002
  Expiration Date:                            March 19, 2012


       Inverness Medical Innovations, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase, on or prior to the Expiration Date specified above, all or part of the number of Option Shares of Common Stock, par value $0.001 per share (the "Stock") of the Company specified above at the Option Exercise Price Per Share specified above subject to the terms and conditions set forth herein.

       EXERCISABILITY SCHEDULE. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined below) to accelerate the exercisability of this Stock Option, this Stock Option shall become exercisable with respect to 1,389 Option Shares on each monthly anniversary of the Grant Date (each such anniversary, an "Exercisability Date") until it is fully exercisable, so long as the Optionee remains in employment with the Company or a Subsidiary (as defined below) on the Exercisability Date. "Administrator" means the Compensation Committee of the Board of Directors of the Company or, if there is no Compensation Committee, the Board of Directors of the Company. "Subsidiary" means any corporation or entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

       Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof.

       1. MANNER OF EXERCISE.

              (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

              Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that

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have been purchased by the Optionee on the open market or that have been "paid for" and beneficially owned by the Optionee for at least six months and are not then subject to any restrictions under any Company plan; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii), and (iii) above. Payment instruments will be received subject to collection.

       The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Option shall be net of the Shares attested to.

              (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

              (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 50 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

              (d) Notwithstanding any other provision of this Agreement, no portion of this Stock Option shall be exercisable after the Expiration Date.

       2. TERMINATION OF EMPLOYMENT. Except as set forth below, if the Optionee's employment by the Company or a Subsidiary is terminated, no additional Option Shares shall become exercisable following the date of termination and the period within which to exercise the exercisable portion of this Stock Option may be subject to earlier termination as set forth below.

              (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, this Stock Option shall become fully exercisable and may thereafter be exercised

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by the Optionee's legal representative or legatee for a period of twelve months from the date of death or until the Expiration Date, if earlier.

              (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability, this Stock Option shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve months from the date of termination or until the Expiration Date, if earlier. For purposes hereof, "Disability" shall have the meaning given to it in
Section 3(a)(ii) of that certain Amended and Restated Employment Agreement dated as of January 22, 2002 by and among the Optionee, the Company, Nutritionals Acquisition Corporation and IVC Industries, Inc. (the "Employment Agreement"). The death of the Optionee during the twelve-month period provided in this
Section 2(b) shall extend such period for another twelve months from the date of death or until the Expiration Date, if earlier.

              (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause, this Stock Option shall terminate immediately and be of no further force and effect. For purposes hereof, "Cause" shall have the meaning given to it in Section 3(b) of the Employment Agreement.

              (d) NOT FOR CAUSE TERMINATION. If the Optionee's employment is terminated as a result of a Not For Cause Termination, this Stock Option shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve months from the date of the Not For Cause Termination or until the Expiration Date, if earlier. For purposes hereof, "Not For Cause Termination" shall have the meaning given to it in Section 3(a) of the Employment Agreement.

              (e) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death, Disability, Cause, or a Not For Cause Termination, and unless otherwise determined by the Administrator, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

       For purposes of this Stock Option, the following events shall not be deemed a termination of employment: (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

       The Administrator's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

       3. CHANGES IN STOCK; MERGERS.

              (a) CHANGES IN STOCK. Subject to Section 3(b) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or

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other similar change in the Company's capital stock, the outstanding shares of
Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the number and kind of shares or other securities subject to this Stock Option, and (ii) the price for each share subject to this Stock Option, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Option Shares) as to which Option Shares remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

       The Administrator may also adjust the number of Option Shares and the exercise price and the terms of this Stock Option to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of this Stock Option.

       (b) MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), upon the effective time of the Sale Event, this Stock Option shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of this Stock Option by the successor entity, or the substitution of this Stock Option with new stock options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Optionee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all the Option Shares, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Option Shares not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

       Notwithstanding anything to the contrary in this Section 3(b), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Optionee, in exchange for the cancellation of this Stock Option, in an amount equal to the difference between
(A) the value

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as determined by the Administrator of the consideration payable per share of
Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to this Stock Option (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding shares of Stock.

       4. CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined below), this Stock Option shall automatically become fully exercisable.

       "Change of Control" shall mean the occurrence of any one of the following events:

              (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

              (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

              (iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

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              (iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company. Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

       5. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

       6. TAX WITHHOLDING. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or
(ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value (as defined below) that would satisfy the withholding amount due. "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

       7. MISCELLANEOUS.

              (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

              (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

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              (c) This Stock Option is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

              (d) This Stock Option shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

                           --Signature page follows--



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                                  For:   INVERNESS MEDICAL
                                         INNOVATIONS, INC.


                                  By: /S/ DUANE L. JAMES
                                     ----------------------------------------
                                     Title: Vice President of Finance &
                                            Treasurer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.



Dated:  MARCH 19, 2002            /S/ E. JOSEPH EDELL
       -----------------          -------------------------------------------
                                  Optionee's Signature

                                  Optionee's name and address:

                                  E. Joseph Edell
                                  -------------------------------------------

                                  787 Ocean Avenue, Apartment 1205
                                  -------------------------------------------

                                  West End, New Jersey  07740
                                  -------------------------------------------


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